UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2016

Proteon Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 West Street Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (781) 890-0102

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms "we," "us," "our", "Company" and "Proteon" refer to Proteon Therapeutics, Inc.

Item 1.01        Entry Into a Material Definitive Agreement.

On January 21, 2016, Proteon and Lonza Ltd. (“Lonza”) entered into an amendment (the “Amendment”) to the Manufacturing Services Agreement, by and between Proteon and Lonza, dated as of June 30, 2015 and signed on July 9, 2015, pursuant to which Proteon engaged Lonza to process, develop and manufacture the active pharmaceutical ingredient ("API") in its lead product candidate, vonapanitase (the "Lonza Agreement").

The Amendment to the Lonza Agreement corrects a scrivener’s error in Section 12.5(b) of the Lonza Agreement and details certain additional services under a project plan that Lonza has agreed to perform. Pursuant to the Amendment to the Lonza Agreement, the language in Section 12.5(b) has been corrected to reflect Proteon’s liability to Lonza and any limits on Proteon’s liability and states, “EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER CLAUSE 13 AND EXCEPT AS OTHERWISE PROVIDED IN CLAUSE 12.2 WITH RESPECT TO THIRD PARTY CLAIMS, CUSTOMER’S LIABILITY TO LONZA UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED, IN THE AGGREGATE, THE TOTAL AMOUNTS PAID BY CUSTOMER TO LONZA UNDER THE PROJECT PLAN GIVING RISE TO SUCH CLAIM FOR DAMAGES IN THE TWELVE (12) MONTH PERIOD PRECEDING THE FIRST CLAIM FOR DAMAGES, EXCEPT TO THE EXTENT RESULTING FROM CUSTOMER’S FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT.” All other terms and conditions of the Lonza Agreement remain in full force and effect.

The foregoing is only a description of the material terms of the Amendment to the Lonza Agreement and therefore, does not purport to be complete and is qualified in its entirety by the Amendment to the Lonza Agreement that will be filed as an exhibit to Proteon’s quarterly report on Form 10-Q for the quarter ending March 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2016	PROTEON THERAPEUTICS, INC.
(Registrant)

	By:	/s/ George A. Eldridge
	Name:	George A. Eldridge
	Title:	Senior Vice President & Chief Financial Officer